EXHIBIT 10.30

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Triple asterisks denote omissions.

FIRST AMENDMENT TO MASTER FULFILLMENT SYSTEM ACQUISITION & SOFTWARE LICENSE AGREEMENT

This First Amendment (this “Amendment”) is entered into effective as of March 1, 2026 and is made a part of the Master Fulfillment System Acquisition & Software License Agreement, dated September 24, 2021 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), by and between 6 River Systems, LLC, a Delaware company, with offices located at 1600 Tysons Blvd, Ste 400, Mclean, VA 22102 (“6RS”), and Lulu’s Fashion Lounge, LLC, a Delaware limited liability company, with offices located at 195 Humboldt Avenue, Chico, CA 95928 (“Customer”). 6RS and Customer are each a “Party” and collectively the “Parties” to this Amendment. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Agreement. As used herein, “LULEAS” refers to Customer’s facility located at 2505 Hollo Road, Easton, PA 18045 (being the Premises under Schedule 1 and Schedule 2), and “LULONT” refers to Customer’s facility located at 3951 E. Earlstone Street, Ontario, California 91761 (being the Premises under Schedule 3, as amended).

WHEREAS, Customer has rented Chucks and other Hardware from 6RS and licensed related software for commercial use pursuant to the terms set forth in the Agreement;

WHEREAS, the Parties desire to amend certain terms of the Agreement as set forth in this Amendment; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	A [***] pricing decrease shall apply as of the date hereof to the 54 full-time Chucks physically present at LULEAS. [***] shall be charged per Chuck including the 3rd shelf. For the avoidance of doubt, the [***] pricing remains unchanged for auto charger rentals.
2.	The 17 “seasonal peak” Chucks currently being rented by Customer shall be removed from their respective Premises and relevant fees shall be adjusted accordingly as of the Schedule 1 renewal date of March 1, 2026. For the avoidance of doubt, such peak rentals shall be excluded from the Schedule 1 auto-renewal on March 1, 2026.
3.	Notwithstanding anything to the contrary in the Agreement, effective upon the auto-renewal of Schedule 1 on March 1, 2026, Schedule 1 and Schedule 2 (collectively, the “LULEAS Schedules”) shall be extended to be coterminous with Schedule 3 (the “LULONT Schedule”), such that the LULEAS Schedules and the LULONT Schedule shall share a common expiration date of May 8, 2027. Thereafter, the LULEAS Schedules and the LULONT Schedule shall renew together for successive one (1) year Renewal Terms upon sixty (60) days prior written notice from Customer, or until either Party terminates all such Schedules by providing advance written notice sixty (60) days prior to the end of the then-current term. For the avoidance of doubt, (a) Customer shall not be required to provide separate renewal notices for each Schedule, and (b) the rental fees for the LULEAS Schedules for the period from March 1, 2026 through May 8, 2027 shall be prorated accordingly.
4.	The number of Chucks at LULONT is hereby increased by 8 units, and the number of Chucks at LULEAS is hereby reduced by 8 units. As a result, LULONT and LULEAS shall have the following respective Chuck counts after this Amendment:

LULEAS: 54 full time Chucks + 6 auto chargers LULONT: 21 full time Chucks + 2 auto chargers

5.	Except as expressly amended by this Amendment, the Agreement remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Agreement or the rights and obligations of the parties thereto.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their authorized representatives as of the later date of signature set forth below.

6 RIVER SYSTEMS, LLC		LULU’S FASHION LOUNGE, LLC

By:	/s/ Joshua Ballance	By:	/s/ Mark Vos

Name:	Joshua Ballance	Name:	Mark Vos

Title:	Manager	Title:	President & CIO